RAIT FINANCIAL TRUST
Preferred Shares
(par value $0.01 per share)
At Market Issuance Sales Agreement

May 21, 2012

MLV & Co. LLC
1251 Avenue of the Americas
41st Floor
New York, NY 10020

Ladies and Gentlemen:

RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement (this “Agreement”) with MLV & Co. LLC (the “MLV”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through MLV, up to 2,000,000 shares (the “Placement Shares”) of the Company’s 7.75% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), up to 2,000,000 shares of the Company’s 8.375% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series B Preferred Shares”) and up to 2,000,000 shares of the Company’s 8.875% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series C Preferred Shares,” together with the Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares”) provided however, that in no event shall the Company issue or sell through MLV such number of Placement Shares that (a) would cause the Company to not satisfy the eligibility requirements for use of Form S-3, (b) the aggregate offering price of which would exceed the remaining maximum aggregate offering price of securities of the Company registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (c) exceeds the number of the Company’s authorized but unissued preferred shares of beneficial interest (the lesser of (a), (b), and (c), the “Maximum Amount”); provided further, that in no event shall the Company issue or sell through MLV such number of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, that exceeds the number of the Company’s authorized but unissued Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, respectively (each, a “Maximum Series Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that MLV shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through MLV will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Preferred Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-175901), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to MLV, for use by MLV, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify MLV by email notice (or other method mutually agreed to in writing by the Parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day, any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from MLV set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective unless and until (i) MLV declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the time period during which sales are requested to be made in the Placement Notice expires, (iv) the Company suspends or terminates the Placement Notice or (v) the Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to MLV in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor MLV will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to MLV and MLV does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by MLV.

(a) Subject to the provisions of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. MLV will provide written confirmation to the Company by email notice to the individuals from the Company listed on Schedule 2 (or other method mutually agreed to in writing by the parties no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to MLV pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by MLV (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, MLV may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering (an “ATM Offering”) as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Preferred Shares or to or through a market maker. Subject to the terms of a Placement Notice, and with the prior written consent of the Company, MLV may also sell Placement Shares by any other method permitted by law and consistent with Exchange rules, including, but not limited to, privately negotiated transactions. “Trading Day” means any day on which Preferred Shares are purchased and sold on the Exchange.

(b) During the term of this Agreement, neither MLV nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that MLV does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, MLV. Neither MLV nor any of its affiliates or subsidiaries, shall engage in any proprietary trading or trading for MLV’s (or its affiliates’ or subsidiaries’) own account.

4. Suspension of Sales. The Company or MLV may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to MLV; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon MLV’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that MLV will be successful in selling Placement Shares, (ii) MLV will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by MLV to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) MLV shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by MLV and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by MLV, after deduction for (i) MLV’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting MLV’s or its designee’s account (provided MLV shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, MLV will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that, if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 1(a) hereto, it will (i) hold MLV harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to MLV any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, and (B)  the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to MLV in writing. Under no circumstances shall the Company cause or request the offer or sale of any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares if, after giving effect to the sale of such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, the aggregate number of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, sold pursuant to this Agreement would exceed the applicable Maximum Series Amount. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price (A) lower than the minimum price authorized from time to time by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to MLV in writing or (B) higher than the applicable redemption price as of the day of sale, which shall equal $25.00 per share plus any accumulated and unpaid dividends to, but excluding the date of sale.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with MLV that as of the date of this Agreement and as of each Applicable Time (as defined below) and Settlement Date, unless such representation, warranty or agreement specifies a different time or time:

(a) Registration Statement and Prospectus. The Company and, assuming no act or omission on the part of MLV that would make such statement untrue, the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus Supplement will name MLV as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to MLV and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which MLV has consented. The Preferred Shares are currently quoted on the Exchange under the trading symbols “RAS-A”, “RAS-B” and “RAS-C.” Except as disclosed in the Registration Statement, including the Incorporated Documents, the Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. Except as disclosed in the Registration Statement, including the Incorporated Documents, or the Prospectus, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(b) No Misstatement or Omission. The Registration Statement, when it became effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, as of the date hereof, and as of each effective date with respect thereto did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto and any Issuer Free Writing Prospectus, on the date thereof and at each Applicable Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Registration Statement, Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by MLV specifically for use in the preparation thereof.

(c) Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto and Incorporated Documents), and the Prospectus which are required to be described in the Registration Statement or the Prospectus (including Exhibits thereto and Incorporated Documents); and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;

(e) Conformity with EDGAR Filing. The Prospectus delivered to MLV for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(f) Organization. The Company and each of its Subsidiaries are, and will be, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) or would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(g) Subsidiaries. The subsidiaries set forth on Schedule 4 (collectively, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement and in the Prospectus or on Schedule 4, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(h) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Prospectus Supplement or the Incorporated Documents, to the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(i) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, or any development that the Company reasonably expects may result in a prospective Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock other than changes resulting from any of the following transactions (each a “Permitted Transaction”): (1) sales of Placement Shares, (2) any issuances of Common Shares of the Company (“Common Shares”), and (3) any transaction described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4 and otherwise publicly announced) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus or Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein).

(j) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than changes resulting from Permitted Transactions or as a result of the issuance of Placement Shares) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the Preferred Shares in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus or pursuant to any Permitted Transactions, as of the date referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(k) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(l) Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of trustees of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of MLV or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus or any Issuer Free Writing Prospectus, if any.

(m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Placement Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Placement Shares by MLV.

(n) No Preferential Rights. Except as set forth in the Registration Statement and the Prospectus and except as contemplated by any Permitted Transactions, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Preferred Shares or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Preferred Shares or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii)  no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Preferred Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Preferred Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise.

(o) Independent Public Accountant. Grant Thornton LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, after due inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. The Company has retained Ernst & Young LLP (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT (as defined below) provisions of the Code and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

(p) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited be federal or state securities laws or public policy considerations in respect thereof, except for any unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q) No Litigation. Except as set forth in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not described in the Prospectus including any Incorporated Document; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(r) Licenses and Permits. Except as set forth in the Registration Statement or the Prospectus, the Company and each of its Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its Subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Market Capitalization. As of the close of trading on the Exchange on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $196.0 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on the Trading Day immediately prior to the date of this Agreement times (y) the number of Non-Affiliate Shares).

(t) No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(u) Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor any of their respective trustees, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(v) Broker/Dealer Relationships. Except for Independence Realty Securities, LLC, neither the Company nor any of the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(w) No Reliance. The Company has not relied upon MLV or legal counsel for MLV for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(x) Taxes. All tax returns of the Company and its subsidiaries required by law to be filed have been filed and are accurate and complete in all material respects. All material taxes of the Company and its subsidiaries that are due and payable have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(y) Title to Real and Personal Property. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Intellectual Property. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in writing to MLV, the Company and any of its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, patent applications or proprietary information; no other entity or individual has any right or claim in any of the Company’s or its Subsidiaries’ patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or a Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or a Subsidiary; the Company and its Subsidiaries have not received any written notice of any claim challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or such Subsidiary which claim, if the subject of an unfavorable decision would result in a Material Adverse Effect.

(aa) Environmental Laws. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Exchange Act Rules 13-a15 and 15d-15) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(cc) Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s trustees or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(dd) Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to MLV pursuant to this Agreement.

(ee) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(ff) Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Placement Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(ii) Underwriter Agreements. Other than this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other ATM Offering or continuous equity transaction involving the offer or sale of Preferred Shares or securities convertible into or exchangeable for Preferred Shares, or warrants or any rights to purchase or acquire, Preferred Shares.

(jj) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(kk) REIT Status. Each of the Company and Taberna Realty Finance Trust (“Taberna”), for each of their respective taxable years, has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and has been subject to taxation as a real estate investment trust. Each of the Company’s and Taberna’s organization and current and proposed methods of operation, as described in the Registration Statement and the Prospectus, will enable the Company and Taberna to meet the requirements for qualification and taxation as a real estate investment trust under the Code for the taxable year ending December 31, 2012 and thereafter. Neither the Company nor Taberna has taken any action that could jeopardize its qualification as a real estate investment trust under the Code. The discussion set forth in Exhibit 99.1 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 and any subsequent tax disclosure supplementing or updated such Exhibit and incorporated by reference in the Registration Statement and the Prospectus are fair and correct summaries of the matters referred to therein.

(ll) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (i) except for any Forward Looking Statement included in any financial statements and notes thereto, are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act.

(mm) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies of similar size engaged in similar businesses in similar industries.

(oo) No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the trustees, directors, officers and stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the trustees, directors, officers or stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary to or for the benefit of any of their respective officers, trustees or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Preferred Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(pp) Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Act in connection with the offering of the Placement Shares.

(qq) No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date, as of each Applicable Time and the Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by MLV specifically for use therein.

(rr) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Placement Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(ss) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (tt), “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(tt) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(uu) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(vv) FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been eligible to use Form S-3 pursuant to the standards for that form that were in effect immediately prior to October 21, 1992.

Any certificate signed by an officer of the Company and delivered to MLV or to counsel for MLV pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to MLV as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with MLV that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by MLV under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify MLV promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon MLV’s request, any amendments or supplements to the Registration Statement or Prospectus that, in MLV’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by MLV (provided, however, that the failure of MLV to make such request shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy MLV shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to MLV within a reasonable period of time before the filing and MLV has not objected thereto (provided, however, that the failure of MLV to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy MLV shall have with respect to the failure to by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to MLV at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise MLV, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise MLV promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by MLV under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Act, it will use its reasonable best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify MLV promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify MLV to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by MLV under the Securities Act with respect to the offer and sale of the Placement Shares, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as MLV reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to MLV and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as MLV may from time to time reasonably request and, at MLV’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to MLV to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 1(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of MLV, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Shares, warrants or any rights to purchase or acquire, Preferred Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to MLV hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other ATM Offering or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Shares, warrants or any rights to purchase or acquire, Preferred Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Preferred Shares, options to purchase Preferred Shares or Preferred Shares issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Preferred Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Preferred Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to MLV and (iii) Preferred Shares, or securities convertible into or exercisable for Preferred Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners who are qualified institutional buyers and not more than three persons that are “accredited investors” within the meaning of such term under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act and otherwise conducted in a manner so as not to be integrated with the offering of Preferred Shares hereby.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise MLV promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to MLV pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by MLV or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as MLV may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through MLV, the Net Proceeds to the Company and the compensation payable by the Company to MLV with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. On the date of this Agreement and each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”). The Company shall furnish MLV (but in the case of clause (iv) above only if MLV reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide MLV with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or MLV sells any Placement Shares, the Company shall provide MLV with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

(m) Legal Opinions. (1) On the date of this Agreement and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to MLV written opinions of Ledgewood, a professional corporation (“Company Counsel”), or other counsel satisfactory to MLV, in form and substance satisfactory to MLV and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(m)(i) and Exhibit 7(m)(ii), and, as to matters of Maryland law, Company Counsel may rely on Maryland counsel acceptable to MLV, and the Company shall cause to be furnished to MLV a written opinion of such Maryland counsel in form and substance satisfactory to MLV and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(m)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, and with customary assumptions and exceptions; provided, however, the Company shall be required to furnish to MLV no more than one of each such opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish MLV with a letter (a “Reliance Letter”) to the effect that MLV may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letter. 1) Within ten (10) Trading Days of the date of this Agreement and (2) within five (5) Trading Days of each Representation Date, other than pursuant to Section 7(l)(iii), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountants to furnish MLV letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by MLV, the Company shall cause a Comfort Letter to be furnished to MLV within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance satisfactory to MLV, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Preferred Shares or (ii) sell, bid for, or purchase Preferred Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than MLV.

(p) Qualification as a REIT. Each of the Company and Taberna will continue to use its best efforts to meet the requirements to qualify as a real estate investment trust under the Code until the Board of Trustees of the Company determines it is no longer in the best interests of the Company for the Company and Taberna to continue to so qualify.

(q) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(r) No Offer to Sell. Other than the Registration Statement, the Prospectus, any amendment or supplement thereto, or an Issuer Free Writing Prospectus approved in advance by the Company and MLV in its capacity as agent hereunder, neither MLV nor the Company (including its agents and representatives, other than MLV in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(s) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principals, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s trustees’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of MLV. MLV represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which MLV is exempt from registration or such registration is not otherwise required. MLV shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which MLV is exempt from registration or such registration is not otherwise required, during the term of this Agreement.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as MLV shall deem necessary, (ii) the printing and delivery to MLV of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to MLV, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to MLV, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v)  the fees and expenses of the transfer agent and registrar for the Preferred Shares, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10. Conditions to MLV’s Obligations. The obligations of MLV hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by MLV of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by MLV in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Shares issued to MLV and not yet sold by MLV and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. MLV shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in MLV’s reasonable opinion is material, or omits to state a fact that in MLV’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of MLV (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinion. MLV shall have received the opinions of Company Counsel and Maryland counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

(f) Comfort Letter. MLV shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

(g) Representation Certificate. MLV shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) No Suspension. Trading in the Preferred Shares shall not have been suspended on the Exchange and the Preferred Shares shall not have been delisted from the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to MLV such appropriate further information, certificates and documents as MLV may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish MLV with such conformed copies of such opinions, certificates, letters and other documents as MLV shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit MLV to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless MLV, its partners, members, directors, officers, employees, affiliates and agents and each person, if any, who controls MLV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by MLV expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) MLV Indemnification. MLV agrees to indemnify and hold harmless the Company and its trustees and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 1(c), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to MLV and furnished to the Company in writing by MLV expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 11, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or MLV, the Company and MLV will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than MLV, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company and MLV may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and MLV on the other hand. The relative benefits received by the Company on the one hand and MLV on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by MLV (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and MLV, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or MLV, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and MLV agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for the purpose of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(e), MLV shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of MLV, will have the same rights to contribution as that party, and each officer and trustee of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of MLV, any controlling persons, or the Company (or any of their respective officers, trustees, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

(a) MLV may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect has occurred, or any development that is reasonably likely to have a Material Adverse Effect has occurred or, in the sole judgment of MLV, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of MLV, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Preferred Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If MLV elects to terminate this Agreement as provided in this Section 13(a), MLV shall provide the required notice as specified in Section 14 (Notices).

(b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) MLV shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through MLV on the terms and subject to the conditions set forth herein except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to MLV for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by MLV under this Agreement.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by MLV or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14. Notices. All placement notices, rejection notices, confirmation notices or suspension notices may be delivered in the manner referenced above to the contact information provided on Schedule 2, as subsequently changed by notice to the persons on such Schedule. All other notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to MLV, shall be delivered to:

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, NY 10020 Attention: Facsimile:	General Counsel (212) 542-5870

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Attention: Facsimile: Telephone:	Daniel M. LeBey (804) 343-4543 (804) 788-7366

and if to the Company, shall be delivered to:

RAIT Financial Trust Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, PA 19104 Attention: Facsimile:	Raphael Licht Chief Operating Officer (215) 405-2945

with a copy to:

Ledgewood, a professional corporation
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attention: Facsimile: Telephone:	J. Baur Whittlesey (215) 735-2513 (215) 731-9450

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each party to this Agreement may change the contact information on Schedule 2 for any of such party’s contacts by sending to the other Party to this Agreement written notice of any new contact information. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and MLV and their respective successors and the affiliates, controlling persons, officers, trustees and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and MLV. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. MLV may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of MLV, and MLV represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by MLV or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) MLV is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and MLV, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not MLV has advised or is advising the Company on other matters, and MLV has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) MLV has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that MLV and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and MLV has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against MLV for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that MLV shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of MLV’s obligations under this Agreement and to keep information provided by the Company to MLV and MLV’s counsel confidential to the extent not otherwise publicly-available.

25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by MLV outside of the United States.

If the foregoing correctly sets forth the understanding between the Company and MLV, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and MLV.

Very truly yours,

RAIT FINANCIAL TRUST

By: /s/ Jack E. Salmon
Name: Jack E. Salmon
Title: CFO & Treasurer

ACCEPTED as of the date first-above written:

MLV & CO. LLC

By: /s/ Patrice McNicoll
Name: Title:	Patrice McNicoll Chief Executive Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	RAIT Financial Trust
To:	MLV & Co. LLC Attention: Patrice McNicoll
Subject:	At Market Issuance—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between RAIT Financial Trust, a Maryland real estate investment trust (the “Company”) and MLV & Co. LLC (“MLV”), dated May [•], 2012, the Company hereby requests that MLV sell up to [•] of the Company’s [Series A Preferred Shares] [Series B Preferred Shares] [Series C Preferred Shares], $0.01 par value per share, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Notice Parties

The Company

	Email	Telephone	Facsimile
Scott Schaeffer	sschaeffer@raitft.com	215-243-9099	215-243-9097
Jack Salmon	jsalmon@raitft.com	215-243-9032	215-405-2945
Raphael Licht	rlicht@raitft.com	215-243-9033	215-405-2945
Jim Sebra	jsebra@raitft.com	215-243-9120	215-405-2945

MLV

	Email	Telephone	Facsimile
Randy Billhardt	rbillhardt@mlvco.com	212-542-5882	212-378-0569
Dean Colucci	dcolucci@mlvco.com	212-542-5870	212-317-1515
Ryan Loforte	rloforte@mlvco.com	212-542-5883
Patrice McNicoll	pmcnicoll@mlvco.com	212-542-5866	212-317-1566

SCHEDULE 3

Compensation

The Company shall pay to MLV in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 3.00% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 4

Significant Subsidiaries

Name	Jurisdiction
RAIT Partnership, L.P. ........................................................
RAIT Equity Holdings I, LLC .............................................
RAIT CRE CDO I, Ltd. ....................................................
RAIT Preferred Funding II, Ltd. ..........................................
Taberna Realty Finance Trust..............................................
RAIT CRE Holdings, LLC.................................................
Taberna Equity Funding, Ltd. .............................................
Taberna Preferred Funding VIII, Ltd. ....................................
Taberna Preferred Funding IX, Ltd. .....................................
Delaware Delaware Cayman Islands Cayman Islands Maryland Delaware Cayman Islands Cayman Islands Cayman Islands

EXHIBIT 7(l)
Form of Representation Date Certificate

This Officers Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At Market Issuance Sales Agreement (the “Agreement”), dated May [•], 2012, and entered into between RAIT Financial Trust (the “Company”) and MLV & Co. LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned, a duly appointed and authorized officer of the Company, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for (i) and (ii) to be true.

1. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects.

26. Except as waived by MLV in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

27. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

28. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

29. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer’s Certificate as of the date first written above.

RAIT FINANCIAL TRUST

By:
Name:
Title:

EXHIBIT 7(m)(i)
Form of Corporate Opinion

May 21, 2012

MLV & Co. LLC
1251 Avenue of the Americas
41st Floor
New York, NY 10020

Gentlemen/Ladies:

We have acted as counsel to RAIT Financial Trust (the “Company”)in connection with the offer and sale from time to time of the Company’s 7.75% Series A Cumulative Redeemable Preferred Shares, par value $.01 per share (“Series A Preferred Shares”), 8.375% Series B Cumulative Redeemable Preferred Shares, par value $.01 per share (“Series B Preferred Shares”), and 8.875% Series C Cumulative Redeemable Preferred Shares, par value $.01 per share (“Series C Preferred Shares” and collectively with the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”),pursuant to the prospectus supplement, dated May 21, 2012 (the “Prospectus Supplement”), and the accompanying prospectus dated September 9, 2011(the “Base Prospectus”) that form a part of the Company’s effective Registration Statement on Form S-3, as amended (File No. 333-175901) (such registration statement, including the documents incorporated or deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rule and Regulations, being hereinafter referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).As used herein, “Prospectus” means the Base Prospectus plus the documents incorporated by reference therein or deemed to be incorporated pursuant to D Rule 430B under the Securities Act. This opinion is being rendered to you pursuant to Section 7(m)(i) of the At Market Issuance Sales Agreement (the "Agreement”) dated May 21, 2012 between the Company and you. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

In connection with the opinions hereinafter expressed, we have examined each of the following documents: (i) the Agreement; (ii) the Amended and Restated Declaration of Trust of the Company, as amended or supplemented to the date hereof; (iii) the declaration of trust, certificate of incorporation, corporate charter, certificate of organization or certificate of limited partnership of each of the domestic Subsidiaries, as amended or supplemented to the date hereof;(iv) the partnership agreement of the Subsidiary which is a partnership; (v) the bylaws of the Company and bylaws or operating agreements of the Subsidiaries which are real estate investment trusts, corporations or limited liability companies; (vi) resolutions (the “Resolutions”) adopted by the board of trustees of the Company relating to the Agreement, the transactions contemplated by the Agreement, the registration of the Preferred Shares and related matters; (vii) certificates of the Company delivered pursuant to the Agreement and in connection with the opinion of special Maryland counsel, referred to below;(viii) the Registration Statement, the Prospectus Supplement and the Prospectus, as amended or supplemented through the date hereof, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, (the “2011 10-K”); and (ix) good standing certificates for the Company and the domestic Subsidiaries.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. We are not aware of any facts which would lead us to conclude that any such signatures are not genuine, that any signatory lacked legal capacity or that any document submitted to us is not authentic and, if a copy, that it does not conform to the original.

Our opinions herein below expressed are subject to the following limitations:

1. In accordance with our general policies, we have assumed that no fraud or dishonesty exists with respect to any matters relevant to the opinions herein below expressed. We have no reason to believe that the foregoing assumption is incorrect.

2. Our opinion in paragraph 5 is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, preferential or fraudulent conveyance, or other similar laws or equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) relating to or affecting the rights and remedies of creditors generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. In addition, we express no opinion regarding rights to indemnification and contribution to the extent that they may be limited or held unenforceable under applicable federal or state securities laws or public policy underlying such laws.

3. Whenever any opinion in this letter is indicated to be based on our knowledge or awareness of facts, it is based on the actual knowledge of the attorneys of this firm obtained during the course of our representation of the Company; however, we have not undertaken any independent investigation, except as may be specifically set forth in this letter.

4. We express no opinion or views with respect to the financial statements, notes, supporting schedules or other financial data included in or incorporated by reference into the Registration Statement and Prospectus or any amendments or supplements thereto.

5. We have relied upon the written statements and certifications issued by the applicable governmental entities concerning the formation and good standing of the Company and the domestic Subsidiaries. In addition, as to certain factual matters upon which our opinions are based, we have relied upon a certificate of the Company to us, a copy of which is annexed to this letter as Exhibit A.

6. We are attorneys admitted to practice before the courts of the United States, the Commonwealth of Pennsylvania, the State of New York and the State of New Jersey. The opinions set forth herein are limited to matters governed by the laws of the United States and the State of New York, without reference to choice of law provisions thereunder, and to matters of general corporate, limited liability company and partnership law of the State of Delaware relevant to this opinion. No opinion is expressed with respect to the laws of any other state or to the application of any such laws. As to matters concerning the laws of the State of Maryland, with such firm’s permission, we have relied upon the opinion of Duane Morris LLP, a copy of which has been furnished to you contemporaneously herewith, which opinion is subject to certain qualifications and limitations therein set forth which are incorporated in this letter by this reference.

Based upon and subject to the foregoing, we are of the following opinions:

1. The Company is a real estate investment trust validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

2. The Company has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement.

3. The Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which, to our knowledge, such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. Each domestic Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation or organization to transact business and is in good standing in each jurisdiction in which, to our knowledge, such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and the capital stock owned by the Company, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any domestic Subsidiary was issued in violation of any preemptive or similar rights of any securityholder created by statute, the organizational documents of such Subsidiary, any agreement listed as an exhibit to the 2011 10-K Company’s Annual Report on Form 10-K for the year ended December 31, 2011 or, to our knowledge, any other agreement of such Subsidiary.

5. The Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6. The capital stock of the Company conforms in all material respects to the statements relating thereto made under the caption “Description of Shares of Beneficial Interest” in the Registration Statement and the Prospectus and the instruments defining the same; and the issuance of Preferred Shares will not be subject to any preemptive or other similar rights of any securityholder of the Company created by statute, the declaration of trust, bylaws or other organizational documents of the Company, any agreement listed as an exhibit to the 2011 10-K or, to our knowledge, any other agreement of the Company.

7. The Placement Shares conform in all material respects to the description thereof contained under the caption “Description of Offered Preferred Shares” in the Registration Statement and Prospectus.

8. The Registration Statement has been become effective under the Securities Act; any required filing of each prospectus relating to the Preferred Shares (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus (if any) pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission and no order or notice suspending or preventing the use of any Issuer Free Writing Prospectus or the Prospectus has been issued under the Securities Act or any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other governmental or regulatory authority.

9. The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to MLV pursuant to Rule 430B(f)(2) under the Securities Act), other than the financial statements and supporting schedules included therein or omitted therefrom, complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

10. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

11. To our knowledge, except as disclosed in the Registration Statement or Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any governmental entity, that the Company is required to disclose under the Securities Act or the Exchange Act that has not been so disclosed or that would reasonably be expected to adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

12. The information included in or incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Properties,” “Legal Proceedings,” “Description of Offered Preferred Shares,” “Description of Shares of Beneficial Interest,” “Other Regulatory and Legal Risks of Our Business,” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws,” in the Registration Statement under Item 15, and from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 under “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s declaration of trust and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is accurate and complete in all material respects.

13. All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are complete and accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

14. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity (other than under the Securities Act, which has been made or obtained, or as may be required under the rules of the Financial Industry Regulatory Authority or the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or for the offering, issuance, sale or delivery of the Preferred Shares.

15. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Preferred Shares and the use of the proceeds from the sale of the Preferred Shares as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or repayment event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement (except for such conflicts, breaches, defaults or repayment events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any governmental entity.

16. The Company is not required, and upon the issuance and sale of the Preferred Shares as contemplated by the Agreement and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

In addition, in connection with the preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than to the extent specified in paragraphs 7, 12 and 13 above, subject, in the case of our opinions in paragraph 12 with respect to “Description of Offered Preferred Shares,” “Description of Shares of Beneficial Interest,” “Other Regulatory and Legal Risks of Our Business,” and “Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws,” to our reliance on the opinion of Maryland counsel), no facts have come to our attention that lead us to believe that (i) the Registration Statement, as of the most recent effective date pursuant to Rule 430B(f)(2) of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions and advice herein set forth are solely for your benefit and may not be quoted or relied upon by any other person, or used for any other purpose, without our prior written consent. We hereby expressly authorize reliance upon the opinions and advice set forth herein by Hunton & Williams LLP to the extent necessary in connection with their representation of you with respect to the Agreement and the transactions referred to therein or contemplated thereby.

Very truly yours,

LEDGEWOOD

a professional corporation

EXHIBIT A

(See attached)

EXHIBIT 7(m)(ii)
Form of Tax Opinion

May 21, 2012

MLV & Co. LLC
1251 Avenue of the Americas
41st Floor
New York, NY 10020

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust (the “Company”) in connection with the offer and sale of up to 2,000,000 shares of each of the Company’s (i) 7.75% Series A cumulative redeemable preferred shares of beneficial interest, (ii) 8.375% Series B preferred shares of beneficial interest, and (iii) 8.875% Series C preferred shares of beneficial interest (collectively, the “Preferred Shares”), pursuant to the prospectus supplement dated May 21, 2012 and the accompanying prospectus dated September 9, 2011 that form a part of the Company’s effective Registration Statement on Form S-3, as amended (File No. 333-175901) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).This opinion is being rendered to you pursuant to Section 7(m)(ii) of the At Market Issuance Sales Agreement (the "Agreement”) dated May 21, 2012 between the Company and you. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

RAIT conducts its operations through Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna”), and the Operating Partnership, which collectively own substantially all of RAIT’s assets.

RAIT owns all of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna. The sole general partner of the Operating Partnership is RAIT General, Inc. (the “General Partner”), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the “Limited Partner”). RAIT owns all of the stock of each of those corporations. As of March 31, 2012, Taberna and the Operating Partnership had interests in a portfolio of loans (the “Loans”) and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the “Equity Interests”).

Taberna and the Operating Partnership control certain assets through ownership of partnership interests, membership interests and stock ownership as set forth on Schedule I hereto. All of the partnerships and limited liability companies on Schedule I are collectively referred to as the “Partnerships;” all of the corporations on Schedule I are collectively referred to as the “Corporations.”

In connection with the opinions rendered below, we have examined the following:

1) RAIT Amended and Restated Declaration of Trust, including Articles Supplementary (collectively, the “Declaration of Trust”), and bylaws (“Bylaws”), as amended through the date hereof;

2) Taberna Declaration of Trust, including Articles Supplementary and Bylaws as amended through the date hereof;

3) the Registration Statement, the Prospectus and the documents incorporated by reference therein;

4) the organizational documents of each of the Partnerships and Corporations;

5) documents evidencing the Loans;

6) documents evidencing the Equity Interests;

7)	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2. During the taxable years ended December 31, 1998 through December 31, 2011 and subsequent taxable years, RAIT, Taberna, the Partnerships and the Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in certificates, dated the date hereof and executed by duly appointed officers of RAIT (the “RAIT Officer’s Certificate”) and Taberna (the “Taberna Officer’s Certificate,” and together with the RAIT Officer’s Certificate, the “Officers’ Certificates”), true for such years.

3. Neither RAIT,Taberna, nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect RAIT or Tablerna’s qualifications as real estate investment trusts (each a “REIT”) for any taxable year.

4. No action will be taken by RAIT, Taberna, the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied as to factual matters only upon the correctness of the representations contained in the Officers’ Certificates. We are not aware of any facts inconsistent with the statements in the Officers’ Certificates. Where such factual representations contained in the Officers’ Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to RAIT’s andTaberna’s representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officers’ Certificates, the Prospectus, including the discussion in the Prospectus incorporated by reference from exhibit 99.1 of RAIT’sQuarterly Report on Form 10-Q filedMay 10, 2012, we are of the opinion that:

(a)	RAIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2011, and RAIT’sorganization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2012, and in the future;

(b)	Taberna qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2011, and Taberna’sorganization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2012, and in the future;

(c)	the description of the law and the legal conclusion contained in exhibit 99.1 of RAIT’sQuarterlyReport on Form 10-Qfiled May 10, 2012 are correct in all material respects, and the discussions thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

The opinion set forth above represents our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. We will not review on a continuing basis RAIT’s, Taberna’s nor the Operating Partnership’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of RAIT’s, Taberna’s or Operating Partnership’s operations for its 2012 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of rendering this opinion, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Officers’ Certificates.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent RAIT or Taberna from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

Very truly yours,

LEDGEWOOD,

a professional corporation

SCHEDULE I

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

156 William Leasing Manager, LLC, a Delaware limited liability company
444 Cedar Tower Member, LLC, a Delaware limited liability company
444 Cedar Tower Owner, LLC, a Delaware limited liability company
1805 Old Alabama Road Manager, LLC, a Georgia limited liability company
1805 Old Alabama Road, LLC, a Georgia limited liability company
1901 Newport Investor, LLC, a Delaware limited liability company
210-218 The Promenade North LLC, a California limited liability company
Apartments of MandalayBay, LLC, aDelaware limited liability company
AslanCenterpoint, LLC, a Kentucky limited liability company
AslanChalkville, LLC, a Kentucky limited liability company
Aslan Terrace, LLC, a Kentucky limited liability company
Augusta Apartments Nevada, LLC, a Delaware limited liability company
Autumn Grove Apartments Illinois, LLC, a Delaware limited liability company
Autumn Grove Member, LLC, a Delaware limited liability company
Balcones Club Apartments Investor, LLC, a Delaware limited liability company
BeachcomberBeach Resort Florida, LLC, a Delaware limited liability company
Belle Creek Apartments Colorado, LLC, a Delaware limited liability company
Belle Creek IR Holdings, LLC, a Delaware limited liability company
Belle Creek Member, LLC, a Delaware limited liability company
Belle Creek, LLC, a Delaware limited liability company
Boca Yamato, LLC, a Delaware limited liability company
Brandywine-Cherry Hill, Inc., a New Jersey corporation (QRS)
Brandywine-Willow Grove, Inc., a Pennsylvania corporation (QRS)
Briargate Class B Member, LLC, a Delaware limited liability company
Broadstone I Preferred, LLC, a Delaware limited liability company
Burton Holdings, LLC, a Delaware limited liability company
Cardinal Motel Florida, LLC, a Delaware limited liability company
CentrepointArizona, LLC, a Delaware limited liability company
CentrepointIR Holdings, LLC, a Delaware limited liability company
Centrepoint Member, LLC, a Delaware limited liability company
CMBS Opportunity Fund MM, LLC, a Delaware limited liability company
Coles Crossing Preferred Member, LLC, a Delaware limited liability company
Colonial Parc Apartments Arkansas, LLC, a Delaware limited liability company
Colonial Parc Member, LLC, a Delaware limited liability company
Copper Mill IR Holdings, LLC, aDelaware limited liability company
Copper Mill Member, LLC, aDelaware limited liability company
CP/GP, Inc., a Pennsylvania corporation (QRS)
Creeks at Copper Hills Apartments Texas, LLC, aDelaware limited liability company
Creekstone Colony Lakes Holdings, LLC, a Delaware limited liability company
Creekstone Colony Lakes Member, LLC, a Delaware limited liability company
CreekstoneColonyLakes, LLC, a Delaware limited liability company
Crestmont Apartments Georgia, LLC, a Delaware limited liability company
CrestmontIR Holdings, LLC, a Delaware limited liability company
Crestmont Member, LLC, a Delaware limited liability company
CRP Commercial Services, LLC, a Delaware limited liability company
Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company
Cumberland IR Holdings, LLC, a Delaware limited liability company
Cumberland Member, LLC, a Delaware limited liability company
Daytona Portfolio, LLC, a Delaware limited liability company
Del AireFlorida, LLC, a Delaware limited liability company
Desert Wind Apartments Arizona, LLC, aDelaware limited liability company
Desert Wind Arizona Owner, LLC, a Delaware limited liability company
Desert Wind Holdings, LLC, a Delaware limited liability company
Desert Wind Member, LLC, a Delaware limited liability company
Desert Wind, LLC, aDelaware limited liability company
Eagle Ridge Apartments California, LLC, aDelaware limited liability company
Eagle Ridge Apartments Solar, LLC, aDelaware limited liability company
Eagle Ridge Member, LLC, aDelaware limited liability company
Eagle Ridge, LLC, a Delaware limited liability company
Ellington Condos Florida, LLC, a Delaware limited liability company
Ellington Development Florida, LLC, a Delaware limited liability company
Ellington Member, LLC, a Delaware limited liability company
Embark On Burton LLC, a Delaware limited liability company
Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company
Emerald Bay Manager, LLC, a Delaware limited liability company
Emerald Bay Member, LLC, a Delaware limited liability company
Executive Center Member, LLC, a Delaware limited liability company
Executive CenterWisconsin, LLC, a Delaware limited liability company
Four Resource Member, LLC, a Delaware limited liability company
Four Resource Square, LLC, a Delaware limited liability company
Global Insurance Advisors, LLC, a Delaware limited liability company
Grand Terrace Apartments California, LLC, a Delaware limited liability company
Grand Terrace Apartments Solar, LLC, a Delaware limited liability company
Grand Terrace Member, LLC, aDelaware limited liability company
Grand Terrace, LLC, a Delaware limited liability company
Heritage Real Estate Securities Fund I, LLC, a Delaware limited liability company
Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company
Heritage Trace IR Holdings, LLC, a Delaware limited liability company
Heritage Trace Member, LLC, a Delaware limited liability company
Independence Mortgage Advisor, LLC, a Delaware limited liability company
Independence Mortgage Fund I QP Holder, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LP, a Delaware limited partnership
Independence Mortgage Fund Manager, LLC, a Delaware limited liability company
Independence Mortgage Fund REIT I, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Trust, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust, LP, a Delaware limited partnership
Independence Realty Advisors, LLC, a Delaware limited liability company
Independence Realty Management, LLC, a Delaware limited liability company
Independence Realty Operating Partnership, LP, a Delaware limited partnership
Independence Realty Securities, LLC, a Delaware limited liability company
Independence Realty Trust, Inc., a Maryland corporation (REIT)
Inverness Preferred Member, LLC, a Delaware limited liability company
IRT Belle Creek Apartments Colorado, LLC, a Delaware limited liability company
IRTCentrepoint Arizona, LLC, a Delaware limited liability company
IRT Copper Mill Apartments Texas, LLC, a Delaware limited liability company
IRTCrestmont Apartments Georgia, LLC, a Delaware limited liability company
IRT Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company
IRT Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company
IRT Regency Manor Florida Owner, LLC, a Delaware limited liability company
IRTTresaAt Arrowhead Arizona, LLC, a Delaware limited liability company
Jupiter Communities, LLC, a Delaware limited liability company
Knoxville Preferred Member, LLC, a Delaware limited liability company
Lafayette English Apartments, LP, a Texas limited partnership
Lafayette English GP, LLC, a Delaware limited liability company
Lafayette English Member, LLC, a Delaware limited liability company
Las Vistas Apartments Arizona, LLC, a Delaware limited liability company
Las Vistas Arizona Owner, LLC, a Delaware limited liability company
Las Vistas Holdings, LLC, a Delaware limited liability company
Las Vistas Member, LLC, a Delaware limited liability company
Las Vistas, LLC, a Delaware limited liability company
Lexington Mill Mississippi Member, LLC, a Delaware limited liability company
Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company
Long Beach Promenade Holdings, LLC, a Delaware limited liability company
Madison Park Apartments Indiana, LLC, a Delaware limited liability company
Madison Park Member, LLC, a Delaware limited liability company
Mandalay Member, LLC, a Delaware limited liability company
Mandalay Owner Texas, LLC, a Delaware limited liability company
Mays Crossing Member, LLC, a Delaware limited liability company
McDowell Mountain Arizona, LLC, a Delaware limited liability company
McDowell Mountain Member LLC, a Delaware limited liability company
MGS Gift Shop Florida, LLC, a Delaware limited liability company
Mineral CenterColorado, LLC, a Delaware limited liability company
Mineral Center Member, LLC, a Delaware limited liability company
Murrells Retail Associates, LLC, a Delaware limited liability company
Murrells Retail Holdings, LLC, a Delaware limited liability company
New Stonecrest Preferred, LLC, a Delaware limited liability company
Oyster Point Apartments Virginia, LLC, a Delaware limited liability company
Oyster Point Member, LLC, a Delaware limited liability company
Penny Lane Apartments Arizona, LLC, a Delaware limited liability company
Penny Lane Arizona Owner, LLC, a Delaware limited liability company
Penny Lane Holdings, LLC, a Delaware limited liability company
Penny Lane Manager, LLC, a Delaware limited liability company
Penny Lane Member, LLC, a Delaware limited liability company
Pepper Mill Mississippi Member, LLC, aDelaware limited liability company
Pepper Mill Mississippi Owner, LLC, aDelaware limited liability company
PlazAmericas Mall Texas, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company
RAIT 500 Michigan, LLC, a Delaware limited liability company
RAIT Amarillo, LLC, a Delaware limited liability company
RAITAslanCenterpoint, LLC, a Delaware limited liability company
RAITAslanChalkville, LLC, a Delaware limited liability company
RAITAslan Terrace, LLC, a Delaware limited liability company
RAIT Asset Holdings II Member, LLC, a Delaware limited liability company
RAIT Asset Holdings II, LLC, a Delaware limited liability company
RAIT Asset Holdings III Member, LLC, a Delaware limited liability company
RAIT Asset Holdings III, LLC, a Delaware limited liability company
RAIT Asset Holdings, LLC, a Delaware limited liability company
RAIT Asset Management, LLC, a Delaware limited liability company
RAIT Atria, LLC, a Delaware limited liability company
RAITBradenLakes, LLC, a Delaware limited liability company
RAITBroadstone, Inc. , a Delaware corporation (QRS)
RAIT Capital Corp., a Delaware corporation (QRS)
RAIT Capital Limited, an Ireland limited company (TRS)
RAITCMBS Conduit I, LLC, a Delaware limited liability company
RAITCMBS Conduit II, LLC, a Delaware limited liability company
RAIT Community Development Fund, LP, a Pennsylvania limited partnership
RAIT Cornerstone, LLC, a Delaware limited liability company
RAITCRECDO I, LLC, a Delaware limited liability company
RAITCRECDO I, Ltd., a CaymanIsland exempted company (QRS)
RAITCRE Holdings, LLC, a Delaware limited liability company
RAIT Equity Holdings I, LLC, a Delaware limited liability company
RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)
RAIT Funding, LLC, a Delaware limited liability company (TRS)
RAIT General, Inc., a Maryland corporation (QRS)
RAIT Jupiter Holdings, LLC, a Delaware limited liability company (TRS)
RAIT Limited, Inc., a Maryland corporation (QRS)
RAIT Lincoln Court, LLC, a Delaware limited liability company
RAIT Loan Acquisitions I, LLC, a Delaware limited liability company
RAIT North Park, LLC, a Delaware limited liability company
RAITNTR Holdings, LLC, a Delaware limited liability company
RAIT Old Alabama Road, LLC, a Delaware limited liability company
RAIT Old Town Investor, LLC, a Delaware limited liability company
RAIT Partnership, L.P., a Delaware limited partnership
RAIT Preferred Funding II, LLC, a Delaware limited liability company
RAIT Preferred Funding II, Ltd., a CaymanIsland exempted company (QRS)
RAIT Preferred Holdings I, LLC, a Delaware limited liability company
RAIT Preferred Holdings II, LLC, a Delaware limited liability company
RAIT Promontory Point, LLC, a Delaware limited liability company
RAIT Quito-B, LLC, a Delaware limited liability company
RAIT Quito-C, LLC, a Delaware limited liability company
RAITReuss B Member, LLC, a Delaware limited liability company
RAITReuss C Member, LLC, a Delaware limited liability company
RAITReuss D Member, LLC, a Delaware limited liability company
RAITReussFederalPlaza, LLC, a Delaware limited liability company
RAITReuss Member, LLC, a Delaware limited liability company
RAIT Rutherford A, LLC, a Delaware limited liability company
RAIT SAAR Company, LLC, a Delaware limited liability company
RAITSabel Key Manager, Inc., a Delaware corporation (QRS)
RAIT Securities (UK) Ltd., a UK limited company (TRS)
RAIT Securities, LLC, a Delaware limited liability company (TRS)
RAITSharpstownTRS, LLC, a Delaware limited liability company
RAIT Stone Creek Preferred, LLC, a Delaware limited liability company
RAIT Stone Creek, LLC, a Delaware limited liability company
RAITStonecrest, LLC, a Delaware limited liability company
RAIT Towne Square, LLC, a Delaware limited liability company
RAITTRS, LLC, a Delaware limited liability company (TRS)
RAIT Urban Holdings, LLC, a Delaware limited liability company
RAIT-401 Michigan, LLC, a Delaware limited liability company
RAIT-Bear FDIV JV, LLC, a Delaware limited liability company
RAIT-Bear Investor I, LLC, a Delaware limited liability company
RAIT-CVI III Belle Creek, LLC, a Delaware limited liability company
RAIT-CVI III, LLC, a Delaware limited liability company
RAIT-Hartford, L.L.C. , a Delaware limited liability company
RAIT-Neenah, L.L.C. , a Delaware limited liability company
RAIT-PRG Member, LLC, a Delaware limited liability company
RAIT-TwoRivers, L.L.C. , a Delaware limited liability company
RCMBS Investors I, LLC, a Delaware limited liability company
Regency Manor Florida Owner, LLC, a Delaware limited liability company
Regency Manor Member, LLC, a Delaware limited liability company
Regency Meadows Nevada Member, LLC, a Nevada limited liability company
Regency Meadows Nevada, LLC, a Nevada limited liability company
Regency Meadows, LLC, a Delaware limited liability company
REM-Cherry Hill, LLC, a New Jersey limited liability company
REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)
REM-Willow Grove, L.P., aPennsylvania limited partnership
Remington Florida Member, LLC, a Delaware limited liability company
Remington Florida, LLC, a Delaware limited liability company
Rutherford Plaza A Member I, LLC, a Delaware limited liability company
Rutherford Plaza A Member II, LLC, a Delaware limited liability company
Rutherford Plaza A Member III, LLC, a Delaware limited liability company
Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)
Rutherford Preferred, LLC, a Delaware limited liability company
Sandal Ridge Apartments Arizona, LLC, a Delaware limited liability company
Sandal Ridge Arizona Owner, LLC, a Delaware limited liability company
Sandal Ridge Holdings, LLC, a Delaware limited liability company
Sandal Ridge Member, LLC, a Delaware limited liability company
Sandal Ridge, LLC, a Delaware limited liability company
Saxony Inn Florida, LLC, a Delaware limited liability company
Sharpstown MallTexas, LLC, a Delaware limited liability company
Sharpstown Member, LLC, a Delaware limited liability company
Silversmith CreekFlorida Member, LLC, a Delaware limited liability company
Silversmith CreekFlorida Owner, LLC, a Delaware limited liability company
Southgreen Apartments Indiana, LLC, a Delaware limited liability company
Southgreen Member, LLC, a Delaware limited liability company
South Plaza Center Owner, LLC, a Delaware limited liability company
South Plaza Member, LLC, a Delaware limited liability company
St. Pete Beach Holdings, LLC, a Delaware limited liability company
Stone Creek Apartments Colorado, LLC, a Delaware limited liability company
Stone Creek Member, LLC, a Delaware limited liability company
SunnyShores Resort Florida, LLC, a Delaware limited liability company
Taberna Capital Management, LLC, a Delaware limited liability company (TRS)
Taberna Equity Funding, Ltd., a Cayman Island exempted company (TRS)
Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)
Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)
TabernaIR Holdings Member, LLC, a Delaware limited liability company
Taberna Loan Holdings I, LLC, a Delaware limited liability company
Taberna Loan Holdings II, LLC, a Delaware limited liability company
Taberna Funding LLC, a Delaware limited liability company (TRS)
Taberna Preferred Funding VIII, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)
Taberna Preferred Funding IX, Inc., a Delaware corporation (TRS)
Taberna Real Estate CDO I, Ltd., a CaymanIsland exempted company (QRS)
Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)
Taberna Realty Holdings Trust, Maryland business trust (QRS)
Taberna VII Equity Trust, LLC, a Delaware limited liability company
Taberna IX Equity Trust, LLC, a Delaware limited liability company
Tiffany Square, LLC , a Delaware limited liability company
Tiffany Square Member, LLC , a Delaware limited liability company
Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company
Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company
Treasure Island Resort Florida, LLC, a Delaware limited liability company
TresaAt Arrowhead Arizona, LLC, a Delaware limited liability company
TresaAt Arrowhead Member, LLC, a Delaware limited liability company
TresaIR Holdings, LLC, a Delaware limited liability company
Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company
Tuscany Bay Member, LLC, a Delaware limited liability company
Ventura Florida Member, LLC, a Delaware limited liability company
Ventura Florida Owner, LLC, a Delaware limited liability company
Vista Lago Condos, LLC, a Delaware limited liability company
Vista Lago Member, LLC, a Delaware limited liability company
Vista Springs California, LLC, aDelaware limited liability company
Vista Springs Member, LLC, aDelaware limited liability company
Willow Creek Apartments Investor, LLC, a Delaware limited liability company
Willows at Lone Mountain West, LLC, a Nevada limited liability company
Willows Member, LLC, a Delaware limited liability company
Yamato Investor I, LLC, a Delaware limited liability company
Yamato Investor II, LLC, a Delaware limited liability company
Yamato Member, LLC, a Delaware limited liability company

EXHIBIT 7(m)(iii)
Form of Maryland Opinion

May [      ], 2012

MLV & Co. LLC 1251 Avenue of the Americas 41st Floor New York, NY 10020

Re: RAIT Financial Trust

Dear Ladies and Gentlemen:

We serve as special Maryland counsel to RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters arising out of the offering (the “ATM Offering”), through MLV & Co. LLC (the “Agent”), of up to 2,000,000 shares of 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”), up to 2,000,000 shares of 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series B Preferred Shares”), and up to 2,000,000 shares of 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (together with the Series A Preferred Shares and the Series B Preferred Shares, the “Placement Shares”), of the Company. The ATM Offering is being made pursuant to the At Market Issuance Sales Agreement, dated May [      ], 2012 (the “Sales Agreement”), by and between the Company and the Agent. At the request of the Company, this opinion is being delivered to you pursuant to Section 7(m) of the Sales Agreement. In regard to rendering the opinions herein, you should note that we did not participate in any aspect of the drafting or negotiation of the Sales Agreement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Sales Agreement, certified as being true and correct as of the date hereof by the Secretary of the Company;

2. The Registration Statement on Form S-3 relating to the Placement Shares (File Number 333-175901), as amended and supplemented to date (the “Registration Statement”), in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

3. The Prospectus dated September 9, 2011, which forms part of the Registration Statement, as amended and supplemented to date, in the form in which it was filed with the Commission under the 1933 Act (the “Prospectus”);

4. The Prospectus Supplement filed in connection with the transactions contemplated by the Sales Agreement (the “Prospectus Supplement”);

5. The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, in the form in which it was filed with the Commission under the 1933 Act (the “Form 10-K”);

6. The Amended and Restated Declaration of Trust, as amended and corrected, and as supplemented by the certain Articles Supplementary filed with the SDAT (as defined herein) on March 17, 2004, the certain Articles Supplementary filed with the SDAT on September 30, 2004, and the certain Articles Supplementary filed with the SDAT on June 29, 2007, of the Company (the “Declaration”), certified as of April 26, 2012 by the State Department of Assessments and Taxation of Maryland (the “SDAT”) and certified as of the date hereof by the Secretary of the Company;

7. The Articles Supplementary to the Declaration filed with the SDAT on May [      ], 2012;

8. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws”);

9. Specimen forms of certificates to be used by the Company to represent the Placement Shares, certified as of the date hereof by the Secretary of the Company (the “Share Certificates”);

10. All resolutions adopted by the Board of Trustees of the Company and the ATM Committee of the Board of Trustees relating to (a) the ATM Offering, (b) the authorization, execution and delivery of the Sales Agreement and the transactions contemplated thereby, and (c) the registration, sale and issuance of the Placement Shares, certified as of the date hereof by the Secretary of the Company (collectively, the “Resolutions”);

11. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

12. A Certificate of Secretary executed by Raphael Licht, Secretary of the Company, dated as of the date hereof (the “Certificate”).

In expressing the opinions set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. All records and other information made available to us by the Company on which we have relied are complete in all material respects

6. The Placement Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Equity Shares (as defined in the Declaration) contained in Article VII of the Declaration.

As used herein with respect to any opinion or statement, the phrase “to our knowledge,” “known to us” or “of which we are aware,” or any other phrase of similar meaning, limits the opinion or statement it qualifies to the current conscious awareness by lawyers in the Primary Lawyer Group of factual matters or other information such lawyers recognize as being relevant to the opinion or statement so qualified. “Primary Lawyer Group” means any lawyer in this firm who (i) signs this opinion on behalf of the firm, or (ii) actively renders legal services in connection with matters discussed in this opinion. In connection with delivering this opinion, the lawyers in the Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers practicing law with this firm or any review of files maintained by this firm.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust validly existing under and by virtue of the laws of the State of Maryland, and is in good standing with the SDAT. The Company has the trust power to own, lease and operate its properties and to carry on its business as it is now being conducted.

2. The capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained under the caption “Description of Shares of Beneficial Interest” in the Prospectus.

3. The execution, delivery and performance of the Sales Agreement by the Company, and the consummation of the transactions contemplated thereby, do not conflict with the Declaration, the Bylaws or Applicable Laws (as defined herein); and to our knowledge, any order of any governmental agency of the State of Maryland having jurisdiction over the Company or its assets.

4. The Company has the trust power to execute and deliver the Sales Agreement and to issue, sell and deliver the Placement Shares as contemplated in the Sales Agreement. The Sales Agreement has been duly authorized and, based solely on the Certificate, executed and delivered by the Company.

5. To our knowledge, no approval, authorization, consent or order of, or filing with, any government or regulatory commission, board, body, authority or agency is required under the laws of the State of Maryland in connection with the execution, delivery and performance of the Sales Agreement, or the consummation of the transactions contemplated thereby (including the issuance and sale of the Placement Shares) by the Company, other than such as have been obtained or made.

6. The Placement Shares, when issued and delivered by the Company pursuant to the Sales Agreement against payment of the consideration set forth therein, will be duly authorized, validly issued, fully paid and nonassessable.

7. The Placement Shares conform in all material respects to the description thereof contained under the caption “Description of Offered Preferred Shares” in the Prospectus Supplement.

8. The issuance and sale of the Placement Shares by the Company is not subject to preemptive or other similar rights arising by operation of Maryland law or under the Declaration or the Bylaws.

9. The statements under the captions “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” and “Description of Shares of Beneficial Interest” in the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein relative to the Applicable Laws, constitute accurate summaries thereof in all material respects as of the date of such statements.

10. The statements under the captions “Description of Offered Preferred Shares” in the Prospectus Supplement, and “Risk Factors” as itemized therein, insofar as such statements constitute a summary of the legal matters referred to therein relative to the Applicable Laws, constitute accurate summaries thereof in all material respects as of the date of such statements.

11. The statements under the caption “Other Regulatory and Legal Risks of Our Business” in the Form 10-K, insofar as such statements constitute a summary of the legal matters referred to therein relative to the Applicable Laws, constitute accurate summaries thereof in all material respects as of the date of such statements.

12. The form of the Share Certificates does not violate the Declaration, the Bylaws or the Applicable Laws.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we express no opinion herein concerning any other law or as to compliance with the securities (or as they are known to the vernacular “blue sky”) laws of the State of Maryland (the “Applicable Laws”). Our opinion in paragraph 5 above is limited to our consideration of only those approvals, authorizations, consents or orders of, or filings with, any government or regulatory commission, board, body, authority or agency of the State of Maryland which, in our experience, are normally applicable to transactions of the type contemplated by the Sales Agreement. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being delivered to you solely for your benefit in connection with the transaction contemplated by the Sales Agreement. Accordingly, it may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent, except that Company Counsel (as defined in the Sales Agreement) is hereby authorized to rely upon and cite this opinion in its opinion anticipated to be delivered to the Agent on the date hereof.

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